Exhibit 10.10

ALBERTO-CULVER COMPANY

2525 Armitage Avenue

Melrose Park, Illinois 60160

January 10, 2006

To: Stockholders (as defined below)

c/o Carol L. Bernick

909 Ashland Avenue

River Forest, IL 60305

Re:	Amendments to or Waivers of Merger Agreement

Ladies and Gentlemen:

As you are aware, Alberto-Culver Company, a Delaware corporation (“Alberto-Culver”), Sally Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Alberto-Culver, Regis Corporation, a Minnesota corporation, Roger Merger Inc., a Delaware corporation, and Roger Merger Subco LLC, a Delaware limited liability company, desire to enter into an Agreement and Plan of Merger (such agreement, as executed and as amended in accordance with its terms, the “Merger Agreement”). Capitalized terms that are used herein without definition shall have the meanings set forth in the Merger Agreement.

In connection with the Merger Agreement, certain stockholders of Alberto-Culver are being asked to enter into a support agreement pursuant to which such stockholders would agree to, among other things, vote their Alberto-Culver shares in favor of the transactions contemplated by the Merger Agreement, upon the terms and subject to the conditions contained therein (such agreement, as executed and as amended in accordance with its terms, the “Support Agreement” and the Persons that are “Stockholders” under the Support Agreement from time to time, collectively, the “Stockholders”).

In order to induce the Stockholders to enter into the Support Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Alberto-Culver hereby agrees that, without the prior written consent of Carol L. Bernick (which consent will not be unreasonably withheld, delayed or conditioned), acting on behalf of the Stockholders, Alberto-Culver will not amend, alter, modify or waive Section 7.2, 7.17, 7.21 or 8.3(d) of the Merger Agreement or any condition of the Merger Agreement as it pertains to any such section.

Very truly yours,

ALBERTO-CULVER COMPANY, a Delaware corporation

By:	/s/ Gary P. Schmidt
Name:	Gary P. Schmidt
Title:	Senior Vice President and General Counsel